Exhibit 10.3

Execution Version

FIRST Amendment To Sponsor support agreement

THIS FIRST AMENDMENT TO SPONSOR SUPPORT AGREEMENT (this “Amendment”) is made and entered into as of October 9, 2025 by and among GSR III Sponsor LLC, a Delaware limited liability company (the “Sponsor”), the individuals whose names and signatures are set forth on the signature page to this Amendment, Sponsor, GSR III Acquisition Corp., a Cayman Island exempted company (“SPAC”), Terra Innovatum s.r.l., an Italian Società a responsabilità limitata (“Terra OpCo” and, together with SPAC and Sponsor, the “Parties”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Sponsor Support Agreement (as defined below).

RECITALS

1.       The Parties entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), dated as of April 21, 2025, and now wish to amend the Sponsor Support Agreement in accordance with the terms of the Sponsor Support Agreement and this Amendment.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the value, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.	Amendment to Section 1. Section 1 of the Sponsor Support Agreement is hereby amended and restated in its entirety to read as follows:

a.	GSR III Class B Ordinary Shares held by Sponsor shall be converted at the Closing, on a one-to-one basis, into PubCo Ordinary Shares, and 572,000 of those resulting PubCo Ordinary Shares shall be subject to the vesting conditions described below (the “Vesting Sponsor Shares”). The Vesting Sponsor Shares shall be subject to vesting or forfeiture and cancellation as follows:

i.	if at any time during the First Conversion Period, (a) the PubCo Trading Price is greater than $12.00, or (b) submittal and docketing of 75% (10

ii.	of 13) of the planned Pre-Application Topical Reports following the NEI Guidance, whichever occurs earlier, then 25% of the Vesting Sponsor Shares automatically and will immediately vest and no longer be subject to forfeiture and cancellation;

iii.	if at any time during the First Conversion Period, (a) the PubCo Trading Price is greater than $14.00, or (b) NRC docketing of the SOLO Construction Permit Application (PSAR), pursuant to 10 CFR Part 50, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation;

iv.	if at any time during the Second Conversion Period, (a) the PubCo Trading Price is greater than $16.00, or (b) acceptance and docketing of SOLO Test Reactor Construction Permit (FSAR and CPA) in compliance with the requirements of the Atomic Energy Act of 1954 as set forth in 10 CFR, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation; and

v.	if at any time during the Second Conversion Period, (a) the PubCo Trading Price is greater than $18.00, or (b) issuance of an Operating License of SOLO Test Reactor pursuant 10 CFR Part 50, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation.

vi.	If, (i) prior to the end of the applicable Conversion Period, the applicable share price triggers have not been achieved, (ii) PubCo enters into a definitive agreement that would result in a Change of Control transaction, and (iii) (x) the price per share of PubCo Ordinary Shares payable to the shareholders of PubCo in such Change of Control transaction (the “Change of Control Offer Price”) is greater than $5.00 per share, then as of immediately prior to the closing of such Change of Control transaction, (A) the applicable share price triggers that have not been achieved shall be deemed to have been satisfied, and (B) the Vesting Sponsor Shares which have not vested, shall immediately vest as if such Change of Control Offer Price constituted the applicable share price trigger pursuant to Section 1(a), in full and final satisfaction of Sponsor’s rights to receive the Sponsor Vesting Shares pursuant to Section 1(a); or (y) the Change of Control Offer Price is less $5.00 per share but greater than $2.50 per share, then as of immediately prior to the closing of such Change of Control transaction, half of the Vesting Sponsor Shares which have not vested, shall immediately vest, in full and final satisfaction of Sponsor’s rights to receive the Sponsor Vesting Shares pursuant to Section 1(a). Notwithstanding anything to the contrary in this Sponsor Agreement, if PubCo Preferred Shares are otherwise converted into PubCo Ordinary Shares and distributed to Terra OpCo Quotaholders, a pro rata portion of the Sponsor Vesting Shares shall immediately vest and no longer be subject to the forfeiture conditions provided in this Sponsor Agreement.

b.	If, upon the expiration of the applicable Conversion Period, the vesting of any of Vesting Sponsor Shares has not occurred, then the applicable Vesting Sponsor Shares that failed to vest pursuant to Section 1(a), as applicable, and any dividends or distributions previously paid or made in respect thereof will be automatically forfeited and transferred to PubCo for no consideration, and no Person (other than PubCo) will have any further right with respect thereto. Notwithstanding anything to the contrary herein, in no event shall the aggregate number of Vesting Sponsor Shares subject to forfeiture hereunder be greater than 572,000 PubCo Ordinary Shares.

2.	Amendment to Section 4(b). Section 4(b) of the Sponsor Support Agreement is hereby amended and restated in its entirety to read as follows:

b.	Subject to Section 4(c) and except as otherwise determined by the board of directors of PubCo (“Board”) provided below, Sponsor shall not Transfer any of its PubCo Ordinary Shares issued upon conversion of its Class B Ordinary Shares (“Lock-Up Shares”) during the period commencing at the Closing through the date PubCo issues its fourth quarterly earnings release that occurs at least 120 days after the Closing Date (the “Lock-Up Period”); provided that, (i) 25% of the Lock-Up Shares shall be released upon the earlier of the PubCo Trading Price being greater than $12.00 or PubCo issuing its first quarterly earnings release that occurs at least 120 days after the Closing, (ii) an additional 25% of the Lock-Up Shares shall be released upon the earlier of the PubCo Trading Price being greater than $14.00 or PubCo issuing its second quarterly earnings release that occurs at least 120 days after the Closing, (iii) a further 25% of the Lock-Up Shares shall be released upon the earlier of the PubCo Trading Price being greater than $16.00 or PubCo issuing its third quarterly earnings release that occurs at least 120 days after the Closing and (iv) all the remaining Lock-Up Shares shall be released upon the earlier of the PubCo Trading Price being greater than $18.00 or PubCo issuing its fourth quarterly earnings release that occurs at least 120 days after the Closing (the foregoing restrictions, the “Lock-Up”). Any waiver of the restrictions set forth in this Section 5(b) shall require the approval of a majority of the independent directors of the Board.

3.	Effect of Amendment. Each of the Parties represents that it has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such party for such party to enter into and perform its obligations under this Amendment that have not been obtained. This Amendment shall be deemed incorporated into, and form a part of, the Sponsor Support Agreement and have the same legal validity and effect as the Sponsor Support Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Sponsor Support Agreement are and shall remain in full force and effect, and all references to the Sponsor Support Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Sponsor Support Agreement shall hereafter refer to the Sponsor Support Agreement as amended by this Amendment, and as it may hereafter be further amended or restated. Each reference in the Sponsor Support Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Sponsor Support Agreement as amended hereby (except that references in the Sponsor Support Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean April 21, 2025).

4.	Inconsistency or Conflict. In the event of any inconsistency or conflict between the terms and provisions of the Sponsor Support Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

5.	Additional Provisions. The provisions contained in Section 10 (Miscellaneous) of the Sponsor Support Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

6.	Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Sponsor, SPAC and Terra OpCo have each caused this First Amendment to Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

GSR III Sponsor LLC

By:
Name:	Gus Garcia
Title:	Managing Member

[Signature Page to First Amendment to Sponsor Support Agreement]

TERRA INNOVATUM S.R.L.

By:
Name:
Title:

[Signature Page to First Amendment to Sponsor Support Agreement]

GSR III ACQUISITION CORP.

By:
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

[Signature Page to First Amendment to Sponsor Support Agreement]